Registration No.
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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.   20549
                       --------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              under
                    THE SECURITIES ACT OF 1933
                       --------------------

                  POTOMAC ELECTRIC POWER COMPANY
                  ------------------------------
      (Exact name of registrant as specified in its charter)

District of Columbia and Virginia                  53-0127880
---------------------------------            ----------------------
   (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification Number)

                  1900 Pennsylvania Avenue, N.W.
                     Washington, D.C.  20068
                            202-872-2000
                  ------------------------------
           (Address of registrant's Executive Offices)

        STOCK COMPENSATION PLAN FOR THE BOARD OR DIRECTORS
  OF POTOMAC ELECTRIC POWER COMPANY (THE "DIRECTORS STOCK PLAN")
  --------------------------------------------------------------
                       (Full title of plan)

                       ELLEN SHERIFF ROGERS
                  Potomac Electric Power Company
                  1900 Pennsylvania Avenue, N.W.
                        Washington, D.C.  20068
                  ------------------------------
             (Name and address of agent for service)

                          (202) 872-3526
                          --------------
   Telephone number, including area code, of agent for service)
                       --------------------

                 CALCULATION OF REGISTRATION FEE
==============================================================================
                                    Proposed        Proposed
                                    maximum          maximum
                      Amount        offering        aggregate     Amount of
Title of Securities    to be         price          offering     Registration
 to be registered    registered    per unit (1)      price           Fee
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Common Stock,
 $1 par value  . . .294,569 shares $24.875/sh       $7,110,130   $1,835.00
==============================================================================
(1) This registration fee has been calculated pursuant to Rule 457(h) on the basis of the average high and low prices of the Company's common stock on the New York Stock Exchange on June 12, 1998.
(2) Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, this Registration Statement covers 250,000 securities registered under this Registration Statement and 44,569 unsold securities having an aggregate offering amount of $891,380 previously registered under Registration Statement No. 033-54197 for which a registration fee of $308 was paid.


                             PART II.

                     INFORMATION REQUIRED IN
                      REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Potomac Electric Power Company ("PEPCO" or the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

          (a) The Company's latest annual report on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b)  The Company's Form 10-Q for the quarter ended March 31,
     1998;

          (c) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

          (d) The description of the Company's Common Stock set forth in the Company's Registration Statement filed pursuant to Section 12 of the 1934 Act, including any amendments or reports updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 29-304(1b) of the District of Columbia Business Corporation Act, a corporation may indemnify against expenses any directors or officers made party to a proceeding by reason of his service as such, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

          Under Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), a Virginia corporation may indemnify a director who was, is or is threatened to be made a party to any proceeding if the director acted in good faith and (i) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation in which the director was found liable to the corporation or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received. Indemnification permitted under this section of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          Under VSCA Section 13.1-698, unless limited by its Articles of Incorporation, a corporation must indemnify against reasonable expenses a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.

          Under VSCA Section 13.1-700.1, a court of appropriate jurisdiction, upon the application of a director, may order a corporation to advance or reimburse expenses or provide indemnification if the court determines that the director is so entitled. With respect to a proceeding by or in the right of the corporation, a court may order indemnification of the director to the extent of his reasonable expenses even though he was adjudged liable to the corporation.

          Under VSCA Section 13.1-699, a corporation may advance reasonable expenses to a director made a party to a proceeding under certain circumstances, including the furnishing by the director of (i) a written statement of his good faith belief that he has met the standard of conduct necessary to obtain indemnification and (ii) a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard. Under VSCA Section 13.1-702, a corporation may indemnify an officer, employee or agent of a corporation to the same extent as a director. Under VSCA
Section 13.1-704, a corporation may provide indemnification in addition to that provided by statute if authorized by its Articles of Incorporation, a bylaw made by the shareholders, or any resolution adopted by the shareholders, except indemnification against willful misconduct or a knowing violation of the criminal law.

          The By-Laws of the Company provide that the Company shall indemnify each director or officer and each former director and officer of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

          The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.    Description of Exhibits
-----------    -----------------------
     3         Articles of Incorporation of the Company (incorporated by
               reference to the Company's Form 10-K for the fiscal year ended December 31, 1997. SEC File No. 1-1072)

     5         Opinion of William T. Torgerson, Esquire

    15         Letter re unaudited financial information

    23.1       Consent of Price Waterhouse LLP

    23.2       Consent of William T. Torgerson, Esquire (included in
               Exhibit No. 5)

    24         Power of Attorney and Board Resolutions

ITEM 9.   UNDERTAKINGS.

     (a)  Rule 415 offering.

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by references in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act Documents by
Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                       --------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and had duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 19th day of June, 1998.

                                   POTOMAC ELECTRIC POWER COMPANY


                                   By  /s/ D. R. WRAASE
                                       __________________________
                                       Dennis R. Wraase
                                       Senior Vice President and
                                        Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature:                    Title:                            Date:

Edward F. Mitchell*           Chairman of the Board
---------------------
Edward F. Mitchell              and Director                    June 19, 1998


John M. Derrick, Jr.*         President, Chief Executive
---------------------
John M. Derrick, Jr.            Officer and Director            June 19, 1998


Dennis R. Wraase*             Senior Vice President,
---------------------
Dennis R. Wraase                Chief Financial Officer
                                and Director                    June 19, 1998


Roger R. Blunt, Jr.*          Director                          June 19, 1998
---------------------
Roger R. Blunt, Jr.

Edmund B. Cronin, Jr.*        Director                          June 19, 1998
---------------------
Edmund B. Cronin, Jr.

Richard E. Marriott*          Director                          June 19, 1998
---------------------
Richard E. Marriott

David O. Maxwell*             Director                          June 19, 1998
---------------------
David O. Maxwell

Floretta D. McKenzie*         Director                          June 19, 1998
---------------------
Floretta D. McKenzie

Ann D. McLaughlin*            Director                          June 19, 1998
---------------------
Ann D. McLaughlin

Peter F. O'Malley*            Director                          June 19, 1998
---------------------
Peter F. O'Malley

_______________________       Director
Louis A. Simpson

A. Thomas Young*              Director                          June 19, 1998
---------------------
A. Thomas Young


*By  /s/ ELLEN SHERIFF ROGERS
    ____________________
    Ellen Sheriff Rogers
     Attorney-in-Fact



Exhibit No.    Description of Exhibits
-----------    -----------------------
     3         Articles of Incorporation of the Company (incorporated by
               reference to the Company's Form 10-K for the fiscal year ended December 31, 1997. SEC File No. 1-1072)

     5         Opinion of William T. Torgerson, Esquire

    15         Letter re unaudited financial information

    23.1       Consent of Price Waterhouse LLP

    23.2       Consent of William T. Torgerson, Esquire (included in
               Exhibit No. 5)

    24         Power of Attorney and Board Resolutions